      As filed with the Securities and Exchange Commission on May 3, 1999
                                                   Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 SYNOPSYS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                 56-1546236
      ------------------------                ------------------------------
      (STATE OF INCORPORATION)               (I.R.S. EMPLOYER IDENTIFICATION
                                                        NUMBER)

                            700 EAST MIDDLEFIELD ROAD
                          -----------------------------
                          MOUNTAIN VIEW, CA 94043-4033
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             1992 STOCK OPTION PLAN
                 1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                       1998 NONSTATUTORY STOCK OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                   INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                           (FULL TITLES OF THE PLANS)
                          -----------------------------
                                 AART J. DE GEUS
                             CHIEF EXECUTIVE OFFICER
                                 SYNOPSYS, INC.
                            700 EAST MIDDLEFIELD ROAD
                          MOUNTAIN VIEW, CA 94043-4033
                                 (650) 962-5000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                          -----------------------------
                                    Copy to:
                            THOMAS C. DEFILIPPS, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94303
                                 (650) 493-9300
                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED            PROPOSED
                                                                   MAXIMUM            MAXIMUM
       TITLE OF EACH CLASS                  AMOUNT                OFFERING           AGGREGATE             AMOUNT OF
        OF SECURITIES TO                     TO BE                  PRICE             OFFERING            REGISTRATION
          BE REGISTERED                 REGISTERED (1)            PER SHARE            PRICE                  FEE
          -------------                 --------------            ---------            -----                  ---
Common Stock, $0.01 par value
To be issued under:

1992 Stock Option Plan                 2,272,328            $    46.5938   (2)     $105,876,282.75       $ 29,433.61

1994 Non-Employee Directors Stock
Option Plan                              100,000            $    49.9628   (3)     $  4,996,275.57       $  1,388.96

1998 Nonstatutory Stock Option
Plan                                   2,550,000            $    47.7223   (4)     $121,691,874.34       $ 33,830.34

Employee Stock Purchase Plan and
International Employee Stock
Purchase Plan                          1,500,000            $    46.5938   (2)     $ 69,890,625.00       $ 19,429.59


Totals                                 6,422,328 shares                            $302,455,057.66       $ 84,082.50


(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this registration statement has been broken down into four subtotals.
(2) Computed in accordance with Rule 457(c) of the Securities Act. The $46.5938 per share figure was computed by averaging the high and low prices of shares of the Company's Common Stock as reported on the Nasdaq National Market on April 26, 1999.
(3) Computed in accordance with Rule 457(h) and 457(c) of the Securities Act. Such computation is based on the weighted average exercise price of $50.16 per share covering 95,666 outstanding options under the 1994 Non-Employee Directors Stock Option Plan and the estimated exercise price of $45.8750 per share covering 4,334 authorized but unissued shares under the 1994 Non-Employee Directors Stock Option Plan. The estimated exercise price of $46.5938 per share was computed in accordance with Rule 457(c) by averaging the high and low prices of shares of the Company's Common Stock as reported on the Nasdaq National Market on April 26, 1999.
(4) Computed in accordance with Rule 457(h) and 457(c) of the Securities Act. Such computation is based on the weighted average exercise price of $50.18 per share covering 803,075 outstanding options under the 1998 Nonstatutory Stock Option Plan and the estimated exercise price of $46.5938 per share covering 1,746,925 authorized but unissued shares under the 1998 Nonstatutory Stock Option Plan. The estimated exercise price of $46.5938 per share was computed in accordance with Rule 457(c) by averaging the high and low prices of shares of the Company's Common Stock as reported on the Nasdaq National Market on April 26, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

Synopsys, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

               (a)The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (b)The Company's Quarterly Report on Form 10-Q for the quarter ended January 2, 1999, filed pursuant to Section 13 of the Exchange Act.

               (c)The Company's Current Report on Form 8-K regarding its financial results for the quarter ended April 3, 1999, filed on April 23, 1999 pursuant to Section 13 of the Exchange Act.

               (d)The Company's Current Report on Form 8-K regarding its financial results for the quarter ended December 31, 1998, filed on January 25, 1999 pursuant to Section 13 of the Exchange Act.

               (e)The description of the Company's Common Stock as set forth in the Registration Statement filed by the Company on Form 8-A on October 31, 1997 pursuant to Section 12(g) of the Exchange Act and any amendments or reports filed with the Securities and Exchange Commission for the purpose of updating such description.

               (f)The description of the Company's Common Stock as set forth in the Registration Statement filed by the Company on Form 8-A on January 24, 1992 pursuant to Section 12(g) of the Exchange Act and any amendments or reports filed with the Securities and Exchange Commission for the purpose of updating such description.

               (g)All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damage for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

        The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"), the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under the DGCL. Section 145 of the DGCL provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        See Index to Exhibits.

ITEM 9. UNDERTAKINGS.

        (a) Rule 415 Offering. The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Filing incorporating subsequent Exchange Act documents by reference.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Request for acceleration of effective date or filing of registration statement on Form S-8.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on May 3, 1999.

                                            SYNOPSYS, INC.


                                            By: /s/ Aart J. de Geus
                                               ---------------------------------
                                                Aart J. de Geus
                                                Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints Aart J. de Geus and David Sugishita, and each of them, as his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

           SIGNATURE                                     TITLE                          DATE
           ---------                                     -----                          ----
/s/ Aart J. de Geus                       Chief Executive Officer and Chairman     May 3, 1999
------------------------------------      of the Board of Directors (Principal
Aart J. de Geus                           Executive Officer)

/s/ Chi-Foon Chan                         President, Chief Operating Officer and   May 3, 1999
------------------------------------      Director
Chi-Foon Chan

/s/ William W. Lattin                     Executive Vice President and Director    May 3, 1999
------------------------------------
William W. Lattin

/s/ Andy D. Bryant                        Director                                 May 3, 1999
------------------------------------
Andy D. Bryant

/s/ Deborah A. Coleman                    Director                                 May 3, 1999
------------------------------------
Deborah A. Coleman

/s/ Harvey C. Jones, Jr.                  Director                                 May 3, 1999
------------------------------------
Harvey C. Jones, Jr.

/s/ A. Richard Newton                     Director                                 May 3, 1999
------------------------------------
A. Richard Newton

/s/ Sasson Somekh                         Director                                 May 3, 1999
------------------------------------
Sasson Somekh

/s/ Steven C. Walske                      Director                                 May 3, 1999
------------------------------------
Steven C. Walske

/s/ David Sugishita                       Senior Vice President, Finance and       May 3, 1999
------------------------------------      Operations, and Chief Financial
David Sugishita                           Officer (Principal Financial and
                                          Accounting Officer)

                                INDEX TO EXHIBITS

   Exhibit
   Number                             Exhibit
   ------                             -------
     5.1       Opinion of counsel as to legality of securities being registered

    10.1       1992 Stock Option Plan

    10.2       1994 Non-Employee Directors Stock Option Plan

    10.3       1998 Nonstatutory Stock Option Plan

    10.4       Employee Stock Purchase Plan

    10.5       International Employee Stock Purchase Plan

    23.1       Consent of KPMG LLP

    23.2       Consent of Deloitte & Touche LLP

    23.3       Consent of Counsel (included in Exhibit 5.1)

    24.1       Power of Attorney (see page II-5)